SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) 	November 21, 1995
                                                --------------------------------

                     APPLIED BIOSCIENCE INTERNATIONAL INC.
                     -------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      0-15515                  22-2734293
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


                             4350 N. Fairfax Drive
                           Arlington, VA  22203-1627
                        -------------------------------
                   (Address of principal executive offices)
                                 (Zip Code)

       Registrant's telephone number, including area code (703) 516-2490
                                                         ----------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 21, 1995, Applied Bioscience International Inc. (the "Company") sold its toxicology laboratories located in New Jersey and Suffolk, England to Huntingdon International Holdings plc ("Huntingdon"). In connection with the sale of the New Jersey toxicology laboratory, which was formerly operated as a division of Pharmaco LSR International Inc., a wholly owned subsidiary of the Company, Huntingdon acquired substantially all of the assets of such laboratory and assumed substantially all related liabilities. In connection with the sale of the toxicology laboratory located in Suffolk, England, which was formerly operated within a separate wholly owned subsidiary of the Company, Pharmaco
LSR Ltd., Huntingdon acquired all of the capital stock of Pharmaco LSR Ltd.
The Company received as consideration cash proceeds of $32.5 million, plus an additional $6.0 million for an equal amount of cash conveyed to Huntingdon as part of the sale. The consideration also included the Company's acquisition of Huntingdon's Phase I clinical center located in Leicestershire, England at an agreed upon value of $4.5 million. The amount of the consideration was determined as a result of arm's length negotiations between the Company and Huntingdon. The Company anticipates recording an after-tax loss of approximately $6.0 million on the disposition of the toxicology businesses.

As previously reported, the Company completed a sale-leaseback transaction involving its real estate in Austin, Texas on November 13, 1995. Total gross proceeds in the transaction were $12 million. The Company's pre-tax gain on the sale of the facilities was approximately $2.1 million. The gain has been deferred and will be recognized on a straight-line basis over the 15 year lease term. Future minimum annual lease payments are $1.3 million.

The Company used the cash proceeds received from these transactions to repay all of its long-term debt, which included the outstanding balances on the term loan and revolving line of credit that were part of its principal credit facility, as well as, the mortgages on the properties sold in the sale-leaseback transaction. In connection with the pay down in debt, the Company renegotiated the credit facility whereby, effective November 20, 1995, the Company continues to maintain a $20 million revolving line of credit which will expire in May 1997. As of November 21, 1995, there were no outstanding borrowings under the revolving line of credit.












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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)  Pro forma financial information

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                          As of September 30, 1995
                      (in thousands, except share data)

                                                                 September 30,
                                   September 30,  Adjustments         1995
                                       1995        (Note 2)        Pro Forma
                                   -------------  -----------    -------------
               ASSETS
CURRENT ASSETS
  Cash and cash equivalents          $   6,114  $   (3,334)  (a)   $   2,780
  Accounts receivable, net              63,778      (5,600)  (b)      58,178
  Supply inventories                     1,202        (962)  (c)         240
  Income tax receivable                  1,122         -               1,122
  Current deferred tax asset               -         4,267   (d)       4,267
  Prepaid expenses and other             5,637      (1,117)  (e)       4,520
                                     ---------  ----------         ---------
      Total current assets              77,853      (6,746)           71,107

PROPERTY AND EQUIPMENT, at cost less
  accumulated depreciation and
  amortization                          81,056     (58,870)  (f)      22,186
GOODWILL, less accumulated
  amortization                           9,855        (406)  (g)       9,449
DEFERRED TAX ASSET                         -         1,504   (h)       1,504
OTHER ASSETS                             7,258      (2,800)  (i)       4,458
NON-CURRENT ASSETS of discontinued
  operations, net                        4,007         -               4,007
                                     ---------  ----------         ---------
      TOTAL ASSETS                   $ 180,029  $  (67,318)        $ 112,711
                                     =========  ==========         =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current maturities of long-term
    debt                             $   4,101  $   (3,826)  (j)   $     275
  Accounts payable                       2,833        (420)  (k)       2,413
  Accrued liabilities                   24,295        (181)  (k)      24,114
  Advance billings                      19,718      (5,715)  (k)      14,003
                                     ---------  ----------         ---------
      Total current liabilities         50,947     (10,142)           40,805

LONG-TERM DEBT                          42,815     (42,537)  (j)         278
DEFERRED INCOME TAXES                   11,500     (11,500)  (h)         -
DEFERRED RENT AND OTHER                  1,121       2,073   (l)       3,194
                                     ---------  ----------         ---------
      Total liabilities                106,383     (62,106)           44,277
                                     ---------  ----------         ---------

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value,
    40,000,000 shares authorized,
    29,684,000 shares issued and
    outstanding                            297         -                 297
  Paid-in capital                       69,177         -              69,177
  Retained earnings                     13,097      (6,045)  (m)       7,052
  Treasury stock, at cost, 713,000
    shares                              (4,335)         -             (4,335)
  Unrealized loss on investments        (1,964)         -             (1,964)
  Cumulative translation adjustment     (2,266)        833   (n)      (1,433)
  Deferred compensation                   (360)         -               (360)
                                     ---------  ----------         ---------
      Total stockholders' equity        73,646      (5,212)           68,434
                                     ---------  ----------         ---------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY         $ 180,029  $  (67,318)        $ 112,711
                                     =========  ==========         =========


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

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                 For the Nine Months Ended September 30, 1995
                   (in thousands, except per share amounts)

                                                                 September 30,
                                   September 30,  Adjustments         1995
                                       1995        (Note 2)        Pro Forma
                                   -------------  -----------    -------------
Life sciences revenues, net of
  subcontractor costs                 $102,575     $(29,989) (s)     $72,586
Environmental sciences revenues,
  net of subcontractor costs            37,331          -             37,331
                                     ---------     --------         --------
                                       139,906      (29,989)         109,917
                                     ---------     --------         --------

Direct costs - Life sciences            72,377      (22,553) (t)      49,824
Direct costs - Environmental sciences   25,715          -             25,715
Selling, general and administrative
  expenses                              36,223       (8,480) (u)      27,743
                                     ---------     --------         --------
                                       134,315      (31,033)         103,282
                                     ---------     --------         --------

Operating income                         5,591        1,044            6,635
Interest - expense                      (2,541)       2,361  (r)        (180)
         - income                          139          -                139
Other income                               554            5              559
                                     ---------     --------         --------
Income from continuing operations
  before provision for income taxes      3,743        3,410            7,153
Provision for income taxes               1,731        1,159  (v)       2,890
                                     ---------     --------         --------
Net income from continuing operations  $ 2,012     $  2,251         $  4,263
                                     =========     ========         ========

Weighted average number of common
  shares outstanding                    28,530                        28,530
                                     =========                      ========

Earnings per common share              $  0.07                       $  0.15
                                     =========                      ========












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

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      For the Year Ended December 31, 1994
                    (in thousands, except per share amounts)

                                                                 September 30,
                                   September 30,  Adjustments         1995
                                       1995        (Note 2)        Pro Forma
                                   -------------  -----------    -------------
Life sciences revenues, net of
  subcontractor costs                 $129,099      $(42,433) (o)    $86,666
Environmental sciences revenues,
  net of subcontractor costs            45,763           -            45,763
                                     ---------      --------        --------
                                       174,862       (42,433)        132,429
                                     ---------      --------        --------

Direct costs - Life sciences            92,692       (31,238) (p)     61,454
Direct costs - Environmental sciences   30,095           -            30,095
Selling, general and administrative
  expenses                              44,642        (9,713) (q)     34,929
                                     ---------      --------        --------
                                       167,429       (40,951)        126,478
                                     ---------      --------        --------

Operating income                         7,433        (1,482)          5,951
Interest - expense                      (3,190)        2,972  (r)       (218)
         - income                          508           -               508
Other income                               (13)          (23)            (36)
                                     ---------      --------        --------
Income from continuing operations
  before provision for income taxes      4,738         1,467           6,205
Provision for income taxes               1,873           499  (v)      2,372
                                     ---------      --------        --------
Net income from continuing
  operations                           $ 2,865       $   968         $ 3,833
                                     =========      ========        ========

Weighted average number of common
  shares outstanding                    28,129                        28,129
                                     =========                      ========

Earnings per common share              $  0.10                       $  0.14
                                     =========                      ========












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

                     APPLIED BIOSCIENCE INTERNATIONAL INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.  Basis of Presentation
    ---------------------

The pro forma financial information presented herein includes all the pertinent information related to the assets and liabilities disposed of and all the financial information required pursuant to Article 11 of Regulation S-X.

The Unaudited Pro Forma Condensed Financial Statements of the Company set forth herein include the Pro Forma Condensed Balance Sheet as of September 30, 1995 and the Pro Forma Condensed Statements of Income for the nine-month period ended September 30, 1995 and the year ended December 31, 1994. The Pro Forma Balance Sheet gives effect to the sale of the toxicology business and the sale-leaseback transaction assuming those transactions occurred on September 30, 1995. The
Pro Forma Condensed Statements of Income assume the transactions occurred on January 1, 1994.

The Unaudited Pro Forma Condensed Financial Statements give effect to the adjustments set forth in Note 2 and are not necessarily indicative of the results of operations and financial position which would have been achieved had the disposition of the toxicology business and the sale-leaseback transaction been completed as of the beginning of the periods presented, nor are they necessarily indicative of the results of future operations. The Unaudited Pro Forma Condensed Financial Statements have been prepared by management and are based on certain assumptions and estimates which are subject to change. The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements of the Company.

Within the 12 months following the transaction, the Company anticipates that it will incur nonrecurring charges in the range of $1.2 million to $2.0 million ($.8 million to $1.3 million on an after tax basis). These charges are related to relocation costs associated with the consolidation of the Company's United Kingdom operations into its Cambridge facilities, marketing costs associated with changing the name of the remaining clinical businesses, recruiting fees and increased information systems costs. The effect of these nonrecurring charges was not included in the Unaudited Pro Forma Condensed Income Statements presented herein.

2.  Pro Forma Adjustments

(a) The cash and cash equivalents adjustment reflects cash proceeds of $44.5 million less cash of $47.6 million used to repay long-term debt and $.2 million which remained with the disposed business. See Note 2 (i).

(b) The $5.6 million adjustment to accounts receivable reflects the net accounts receivable sold to Huntingdon.

(c) The adjustment to supply inventories reflects the inventory sold to Huntingdon.

(d) The $4.3 million adjustment to current deferred tax asset represents the tax benefit associated with the loss on the sale of the toxicology business.

(e) The adjustment to prepaid expenses and other represents the transfer of prepaid expenses to Huntingdon.

(f) The $58.9 million adjustment to property and equipment reflects the net book value of $49.8 million of assets sold to Huntingdon and $9.1 million related to the properties sold as a result of the sale-leaseback transaction.

(g) The adjustment to goodwill represents the elimination of intangible assets associated with the disposed assets.

(h) The adjustment to deferred taxes represents the relief of deferred tax liabilities of $13.0 million eliminated through the sale of the toxicology business and the reclassification of the resulting deferred tax asset balance of $1.5 million which represents future tax benefits associated with the retained businesses.

(i) The adjustment to other assets reflects the disposition of $1.8 million of capitalized software sold to Huntingdon and $1.0 million of unamortized deferred financing costs expensed as a result of the repayment of long-term debt.

(j) The adjustments to long-term debt reflect the repayment of the outstanding balances of the Company's term loan, revolving line of credit, and mortgages related to the properties sold in the sale-leaseback transaction. See Note 2(a).

(k) The adjustments to accounts payable, advance billings and accrued liabilities represent the sale of $9.7 million of such liabilities to Huntingdon and the repayment of $.3 million of accrued interest. Additionally, liabilities of $3.7 million were accrued in relation to transaction costs and severance costs incurred and other costs to be incurred as a result of a contractual obligation to change the name of the Company's clinical services business. The severance benefit arrangements relate to specifically identified employees to whom such benefits have been communicated.

(l) The adjustment of $2.1 million to deferred rent and other reflects the gain resulting from the sale-leaseback transaction to be realized over the term of the lease.

(m) The adjustment to retained earnings reflects the estimated loss to be recorded as a result of the disposition of the toxicology business net of related income tax benefits.

(n) In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," the cumulative translation adjustment related to the foreign operations is eliminated from the consolidated financial statements of the Company and is included in the loss on disposition of the business.

(o) The adjustment to net revenues represents the net revenues of the disposed business for the year ended December 31, 1994 of $45.5 million and the inclusion of the net revenues of the acquired Phase I clinical center for the year ended September 30, 1994 of $3.1 million.

(p) The adjustment to direct costs represents the direct costs of the disposed business for the year ended December 31, 1994 and the inclusion of the direct costs of the acquired Phase I clinical center for the year ended September 30, 1994.

(q) The $9.7 million adjustment to selling, general and administrative expenses represents $10.3 million of such costs of the disposed business; the inclusion of $.5 million of selling, general and administrative costs for the acquired Phase I clinical center; the elimination of general and administrative expenses of $.8 million relating primarily to reductions in personnel costs and legal fees and the elimination of financing fee amortization and the increase of $.9 million in rent expense net of $ .4 million of depreciation expense eliminated as a result of the sale-leaseback transaction.

(r) The adjustment to interest expense reflects the reduction in interest charges as a result of the repayment of long-term debt.

(s) The adjustment to net revenues represents the net revenues of the disposed business for the nine months ended September 30, 1995 of $33.1 million and the inclusion of the net revenues of the acquired Phase I clinical center for the 12 months ended September 30, 1995 of $3.1 million.

(t) The adjustment to direct costs represents the direct costs of the disposed business for the nine months ended September 30, 1995 and the inclusion of the direct costs of the acquired Phase I clinical center for the 12 months ended September 30, 1995.

(u) The $8.5 million adjustment to selling, general and administrative expenses represents $8.7 million of such costs of the disposed business; the inclusion of $.3 million of selling, general and administrative costs for the acquired Phase I clinical center; the elimination of general and administrative expenses of $.8 million relating primarily to reductions in personnel costs and the elimination of financing fee amortization and the increase of $.7 million in rent expense net of $ .3 million of depreciation expense eliminated as a result of the sale-leaseback transaction.

(v) The adjustment to the provision for income taxes has been calculated at the current statutory rates.

         (c)  Exhibits

              2 Stock and Asset master Purchase Agreement by and among Huntingdon International Holdings plc, Huntingdon Life Sciences Inc., Applied Bioscience International Inc. and Pharmaco LSR International Inc., dated as of November 1, 1995
















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

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          APPLIED BIOSCIENCE INTERNATIONAL INC.
                                          -------------------------------------
                                                        (Registrant)


                                                By /s/  Stephen L. Waechter
                                               ------------------------------
                                                    Senior Vice President,
                                                    Chief Financial Officer


                                                By /s/    Jamie G. Donelan
                                               ------------------------------
                                                           Controller
                                                   (Chief Accounting Officer)

Date:  December 6, 1995












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